UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026

TRANSGLOBAL MANAGEMENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-54163	26-2091212
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

7901 4th Street North, Suite 4887 St. Petersburg, Florida	33702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 351-3021

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01. Changes in Control of Registrant

On June 15, 2026, Kelly Kirchhoff entered into an Assignment Agreement pursuant to which he transferred sixty-one (61) shares of the Company's Series A Preferred Stock to Jeff Foster for valuable consideration. Prior to the transaction, Mr. Kirchhoff beneficially owned one hundred thirty-three (133) shares of the Company's Series A Preferred Stock and Mr. Foster beneficially owned sixty-seven (67) shares of the Company's Series A Preferred Stock. Following the transaction, Mr. Foster beneficially owns one hundred twenty-eight (128) shares of Series A Preferred Stock and Mr. Kirchhoff beneficially owns seventy-two (72) shares of Series A Preferred Stock, together constituting all of the issued and outstanding Series A Preferred Stock of the Company. Pursuant to the rights and preferences of the Series A Preferred Stock, ownership thereof provides the holders with voting rights sufficient to control matters submitted to shareholders, including the election of directors. As a result of the transaction, voting control of the Company shifted from Mr. Kirchhoff to Mr. Foster. Following the transaction, Mr. Foster possesses voting control of the Company. There were no changes to the Company's officers or directors in connection with the transaction. Mr. Foster continues to serve as the Company’s President and Chairman of the Board of Directors, and Mr. Kirchhoff continues to serve as the Company’s Chief Executive Officer and as a member of the Board of Directors. The transaction was effected pursuant to an Assignment Agreement and an Irrevocable Stock Transfer Power, each dated June 15, 2026. Except for the consideration paid by Mr. Foster to Mr. Kirchhoff, no funds were borrowed or otherwise obtained for the purpose of acquiring control of the Company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Assignment Agreement dated June 15, 2026, by and between Kelly Kirchhoff and Jeff Foster.

10.2	Irrevocable Stock Transfer Power dated June 15, 2026, executed by Kelly Kirchhoff in favor of Jeff Foster.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transglobal Management Group, Inc.

Date: June 18, 2026	By: /s/ Kelly L. Kirchhoff
Kelly L. Kirchhoff
Chief Executive Officer

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